As filed with the Securities and Exchange Commission on March 21, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAFEGUARD SCIENTIFICS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State of Incorporation)	23-1609753 (I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945
(Address of principal executive offices, including zip code)

2001 Associates Equity Compensation Plan
(Full title of the plan)

N. Jeffrey Klauder, Esq.
800 The Safeguard Building, 435 Devon Park Drive
Wayne, PA 19087-1945
(Name and Address of Agent for Service)

(610) 293-0600
(Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
	Amount to	Offering Price	Maximum	Amount of
	Be	Per	Aggregate	Registration
Title of securities to be registered	Registered(1)	Share(2)	Offering Price(2)	Fee(2)

Common Stock, $.10 per share, together with related rights to purchase Series A Junior Participating Preferred Stock	62,520	$1.685	$105,346
	50,000	$1.520	76,000
	100,000	$1.260	126,000
	987,480	$1.285	1,268,911

Total	1,200,000		$1,576,257	$128

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Estimated pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee. The fee is computed based upon the per share exercise price at which grants may be exercised as to 425,811 outstanding grants or, as to the remaining 774,189 shares that are reserved for future issuance, based upon $1.285, the average of the high and low prices for a share of Common Stock of the Registrant on March 17, 2003, as reported on the New York Stock Exchange.

Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
OPINION OF N. JEFFREY KLAUDER, ESQUIRE
CONSENT OF KPMG LLP

     This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-65092 on Form S-8 as filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2001, and Registration Statement No. 333-73284 on Form S-8 as filed with the Commission on November 14, 2001, are effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statements are hereby incorporated by reference herein.

Item 3. Incorporation of Documents by Reference

     In addition to the documents incorporated by reference in Item 3 of Registration Statements No. 333-65092 and No. 333-73284 on Form S-8, the following document filed with the Commission is incorporated by reference in this Registration Statement:

     1.     The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002.

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by N. Jeffrey Klauder, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Klauder is Managing Director and General Counsel of Safeguard Scientifics, Inc. and beneficially owns 320,125 shares of the Registrant, and holds options to purchase up to 505,000 shares of the Registrant, of which 162,500 options are currently exercisable, and 170,000 deferred stock units.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement.

4.1	2001 Associates Equity Compensation Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on November 14, 2001)

4.2	First Amendment to Safeguard Scientifics, Inc. 2001 Associates Equity Compensation Plan (incorporated by reference to Exhibit 4.4.1 to the Registrant’s Annual Report on Form 10-K filed on March 21, 2003)

4.3	Rights Agreement dated as of February 28, 2000, between Safeguard Scientifics, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed on February 29, 2000)

5.1	Opinion of N. Jeffrey Klauder, Esquire

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (included in opinion filed as Exhibit 5 hereto)

24.1	Power of Attorney (included with signature page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on March 20, 2003.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Anthony L. Craig

Anthony L. Craig
Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS ANTHONY L. CRAIG, CHRISTOPHER J. DAVIS AND N. JEFFREY KLAUDER, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH.

Dated: March 20, 2003	/s/ Anthony L. Craig

Anthony L. Craig, Chief Executive Officer, President and Director (Principal Executive Officer)

Dated: March 20, 2003	/s/ Christopher J. Davis

Christopher J. Davis, Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: March , 2003

Vincent G. Bell, Jr., Director

Dated: March , 2003

Walter W. Buckley, III, Director

Dated: March , 2003	/s/ Julie A. Dobson

Julie A. Dobson, Director

Dated: March 18, 2003	/s/ Robert A. Fox

Robert A. Fox, Director

Dated: March 19, 2003	/s/ Robert E. Keith, Jr.

Robert E. Keith, Jr., Chairman of the Board

Dated: March 18, 2003	/s/ George MacKenzie

George MacKenzie, Director

Dated: March 20, 2003	/s/ Jack L. Messman

Jack L. Messman, Director

Dated: March 19, 2003	/s/ Russell E. Palmer

Russell E. Palmer, Director

Dated: March , 2003

John W. Poduska Sr., Director

Dated: March 19, 2003	/s/ John J. Roberts

John J. Roberts, Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	2001 Associates Equity Compensation Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on November 14, 2001)

4.2	First Amendment to Safeguard Scientifics, Inc. 2001 Associates Equity Compensation Plan (incorporated by reference to Exhibit 4.4.1 to the Registrant’s Annual Report on Form 10-K filed on March 21, 2003)

4.3	Rights Agreement dated as of February 28, 2000, between Safeguard Scientifics, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated herein by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed on February 29, 2000)

5.1	Opinion of N. Jeffrey Klauder, Esquire

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (included in opinion filed as Exhibit 5 hereto)

24.1	Power of Attorney (included with signature page of this Registration Statement)